Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

(Not to be used for Signature Guarantee)

for

Tender of Shares of Common Stock

of

LABRANCHE & CO, INC.

THE OFFER PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE

AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 1, 2010,

UNLESS THE OFFER IS EXTENDED.

As set forth in the Offer to Purchase (as defined below) under “The Tender Offer—Section 3. Procedures for Tendering Shares,” this form must be used to accept the Offer (as defined below) if (1) certificates for your shares of common stock, par value $0.01 per share, are not immediately available, (2) the procedures for book-entry transfer cannot be completed on a timely basis or (3) time will not permit all required documents to reach the Depositary prior to the Expiration Time. This form may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary. See “The Tender Offer—Section 3. Procedures for Tendering Shares” in the Offer to Purchase. Unless the context otherwise requires, all references to the shares shall refer to the common stock of the Company.

The Depositary for the Offer is:

BNY Mellon

Shareowner Services

By Mail or Overnight Courier: BNY Mellon Shareowner Services Attn: Corporate Actions Department 27th Floor 480 Washington Boulevard Jersey City, NJ 07310	By Facsimile Transmission: For Eligible Institutions Only: 201-680-4626 Confirm Facsimile Transmission by Telephone Only: 201-680-4860	By Hand: BNY Mellon Shareowner Services Attn: Corporate Actions Department 27th Floor 480 Washington Boulevard Jersey City, NJ 07310

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution under the instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to LaBranche & Co Inc., a Delaware corporation (the “Company”), at a price of $4.60 per share, on the terms and subject to the conditions set forth in the Offer to Purchase dated January 29, 2010 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares set forth below, all pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase under “The Tender Offer—Section 3. Procedures for Tendering Shares.” Unless the context otherwise requires, all references to the shares shall refer to the common stock of the Company.

Number of Shares to be tendered:                     shares.

ODD LOTS

(See Instruction 12 of the Letter of Transmittal)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned either (check one box):

☐ is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

☐ is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of the shares.

Certificate Nos. (if available):

Name(s) of Record Holder(s):

(Please Type or Print)

Address(es):

Zip Code:

Daytime Area Code and Telephone Number:

Signature(s):

Dated:                                                                  , 2010

If shares will be tendered by book-entry transfer, check this box ☐ and provide the following information:

Name of Tendering Institution:

Account Number at Book-Entry Transfer Facility:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

GUARANTEE

(Not To Be Used For Signature Guarantee)

The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an “eligible guarantor institution,” as that term is defined in Rule 17Ad–15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (1) that the above named person(s) “own(s)” the shares tendered hereby within the meaning of Rule 14e–4 under the Exchange Act, (2) that such tender of shares complies with Rule 14e–4 under the Exchange Act and (3) to deliver to the Depositary either the certificates representing the shares tendered hereby, in proper form for transfer, or a book-entry confirmation (as defined in the Offer to Purchase) with respect to such shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or an agent’s message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within three business days (as defined in the Offer to Purchase) after the date hereof.

The eligible institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such eligible institution.

Name of Firm:

Authorized Signature:

Name:

(Please Type or Print)

Title:

Address:

Zip Code:

Area Code and Telephone Number:

Dated:                                                                      , 2010

Note: Do not send certificates for shares with this Notice.

Certificates for Shares should be sent with your Letter of Transmittal.

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